Exhibit 10.13

28 December 2021

TNG FINTECH GROUP INC.

as Borrower

AND

KONG KING ONG ALEXANDER

as Lender

LOAN AGREEMENT

THIS LOAN AGREEMENT is made on the 28th day of December 2021 in Hong Kong by and

BETWEEN

TNG FINTECH GROUP INC., a limited liability company incorporated in the Cayman Islands whose registered office is located at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and its principal office is located at 21/F Olympia Plaza, 255 King’s Road, North Point, Hong Kong (the “Borrower”);

AND

KONG KING ONG ALEXANDER, an individual holder of Hong Kong Identity Card No. R463937(4) whose address is Flat A, 21/F, Maple Mansion, Taikoo Shing, 18 Taikoo Wan Road, Hong Kong (the “Lender”).

IN CONSIDERATION of the mutual covenants contained herein, each of the Lender and the Borrower hereby agree as follows:

1.	Loan

Subject to the provisions of this Loan Agreement, the Lender shall make available to the Borrower a term loan facility in an aggregate principal amount of Hong Kong Dollars Two Million and Five Hundred Thousand (HKD2,500,000) or any amount as mutually agreed in writing (the “Loan”).

2.	Purpose of the Loan

To finance the general working capital requirements of the Borrower.

3.	Maturity Date

The Loan shall be made available to the Borrower from the date of this Loan Agreement, or a later date as mutually agreed in writing by the Lender and the Borrower, and the Borrower shall repay the Loan to the Lender in a term of 15 months as stipulated in Appendix II after it is drawn down.

4.	Availability Period

The period commencing on the date of this Loan Agreement and ending on the Maturity Date when the Borrower agrees to repay the Loan to the Lender in 15 months (the “Availability Period”). The Lender may at its sole discretion to terminate this Loan Agreement at any time and the Borrower shall repay the loan outstanding in full amount prior to or upon the termination of this Loan Agreement. Any amount not drawn as of the end of the Availability Period shall be automatically cancelled.

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5.	Draw-down

The Borrower may on any Business Day during the Availability Period request the Lender to make the any amount available under the Loan to the Borrower’s bank account in Hong Kong as specified in Appendix I, provided that:

a.	The Lender shall have received a duly completed notice of drawing at least one Business Day prior to the date of drawing; and

b.	No event of default or prospective Event of Default shall have occurred.

In this Loan Agreement, “Business Day” means a day (excluding Saturday, Sunday and public holidays) on which banks are generally open for business in Hong Kong.

6.	Interest Period

12 per cent per annum, and as stipulated by Appendix II, shall be charged for any Loan to be made by the Lender to the Borrower.

7.	Repayment

The Borrower shall repay the loan outstanding in full amount at any time prior to or upon the termination of this Loan Agreement.

8.	Events of Default

Each of the following events and circumstances shall be an Event of Default: (i) the Borrower fails to pay any sum payable under this Loan Agreement; (ii) the Borrower fails duly and punctually to perform or comply with any of its respective obligations or undertakings hereunder; (iii) a creditor takes possession of all or any part of the business or assets of the Borrower or any execution or other legal process is enforced against the business or any assets of the Group and is not discharged within one month; (iv) the Borrower stops or suspends payments to its creditors generally or is unable or admits its inability to pay its debts as they fall due or seeks to enter into any composition or other arrangement with its creditors or is declared or becomes bankrupt or insolvent; or (v) the Borrower ceases or threatens to cease to carry on its business or any substantial part thereof or changes or threatens to change the nature or scope of its business.

9.	Expenses

Each party shall be responsible for their respective costs and expenses incurred in relation to the negotiation and execution of this Loan Agreement.

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10.	Notices

Any notice required or permitted to be given by or under this Loan Agreement shall be in writing and if to the Borrower and the Lender shall be given by delivering it to its correspondence address or email address shown below:

The Borrower
Address:	21/F Olympia Plaza, 255 King’s Road, North Point, Hong Kong
Email:	legal@tngfintech.com
Attention:	Head of Legal and Corporate Governance

The Lender
Address:	21/F Olympia Plaza, 255 King’s Road, North Point, Hong Kong
Email:	alex@tng.asia

or to such other address in Hong Kong as the party concerned may have been notified to the other party pursuant to this Clause and may be given by sending it by hand to such address or by electronic transmission to such email address, or to such other address as the party concerned may have notified to the other parties in accordance with this Clause. Any such notice so addressed to the relevant parties shall be deemed to be served on the day of delivery or electronic transmission (or, if the day of delivery or transmission is not a Business Day or if the delivery or transmission is made after 5:00 pm Hong Kong time, deemed to be served on the immediately following Business Day), or if sooner upon acknowledgement of receipt by or on behalf of the party to which it is addressed.

11.	Governing Law

This Loan Agreement shall be governed by and construed in accordance with the laws of Hong Kong. The parties irrevocably submit to the non-exclusive jurisdiction of the courts of Hong Kong.

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IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement to as of the date first above written.

/s/ WONG WING CHI
Signed by	)
WONG WING CHI, as director	)
on behalf of	)
TNG FINTECH GROUP INC.	)
in the presence of:	)
)
)

/s/ KONG KING ONG ALEXANDER
Signed by	)
KONG KING ONG ALEXANDER	)
in the presence of:	)

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Appendix I

Borrower’s Bank Account

Account Holder Name:	TNG FinTech Group Inc.
Name of the Bank:	DBS Bank (Hong Kong) Limited
Account Number:	016-478-783328615
Account Currency:	HKD
Bank Swift:	DHBKHKHH
Country:	Hong Kong

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Appendix II

Repayment Schedule

Loan Amount	:	HKD2,500,000.00
Term	:	15 months
Interest Rate	:	12 % per annum

	Payment Date	Repayment Amount (HKD)	Principal Payment (HKD)	Interest Payment (HKD)	Outstanding Balance (HKD)
1	28-Jan-22	HKD25,000	HKD0	HKD25,000	HKD2,500,000

2	28-Feb-22	HKD25,000	HKD0	HKD25,000	HKD2,500,000

3	28-Mar-22	HKD25,000	HKD0	HKD25,000	HKD2,500,000

4	28-Apr-22	HKD25,000	HKD0	HKD25,000	HKD2,500,000

5	28-May-22	HKD25,000	HKD0	HKD25,000	HKD2,500,000

6	28-Jun-22	HKD25,000	HKD0	HKD25,000	HKD2,500,000

7	28-Jul-22	HKD25,000	HKD0	HKD25,000	HKD2,500,000

8	28-Aug-22	HKD25,000	HKD0	HKD25,000	HKD2,500,000

9	28-Sep-22	HKD25,000	HKD0	HKD25,000	HKD2,500,000

10	28-Oct-22	HKD25,000	HKD0	HKD25,000	HKD2,500,000

11	28-Nov-22	HKD25,000	HKD0	HKD25,000	HKD2,500,000

12	28-Dec-22	HKD25,000	HKD0	HKD25,000	HKD2,500,000

13	28-Jan-23	HKD25,000	HKD0	HKD25,000	HKD2,500,000

14	28-Feb-23	HKD25,000	HKD0	HKD25,000	HKD2,500,000

15	28-Mar-23	HKD2,525,000	HKD2,500,000	HKD25,000	HKD0

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